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                                                                    Exhibit 99.4

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
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BRICKELL PARTNERS, Individually And     :
On Behalf Of All Others Similarly       :
Situated,                               :
                                        :
                             Plaintiff, :   Index No. 00-602643
          - against -                   :
                                        :
DANIEL P. FRIEDMAN, DAVID SCHONBERGER,  :   CLASS ACTION
ANNE ZAHNER, WILLIAM A. ACKMAN, DANIEL  :   COMPLAINT
J. ALTOBELLO, DAVID P. BERKOWITZ,       :
WILLIAM E. CONWAY, ALLEN H. FORD,       :
STEPHEN J. GARCHIK, RUSSELL R. GIFFORD, :
DAVID S. KLAFTER, WILLIAM A. SCULLY,    :
DANIEL SHUCHMAN, STEPHEN S. SNIDER,     :
MARY ANN TIGHE, JAMES A. WILLIAMS,      :
FIRST UNION REAL ESTATE EQUITY AND      :
MORTGAGE INVESTMENTS, and RADIANT       :
PARTNERS, LLC,                          :
                                        :
                             Defendants.:
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    Plaintiff, by its attorneys, alleges upon personal knowledge as to its own acts and upon information and belief as to all other matters, as follows:

                              NATURE OF THE ACTION

    1. Plaintiff brings this action individually and as a class action on behalf of all persons, other than defendants and persons or entities related to them, who own the common stock of First Union Real Estate Equity and Mortgage Investments ("FUR" or the "Company") and thus are similarly situated (the "Class"), for injunctive and other relief. Plaintiff seeks injunctive relief herein to, inter alia, enjoin the implementation of an inherently unfair transaction whereby Radiant Partners, LLC ("Radiant"), a corporation owned and controlled by Daniel P. Friedman ("Friedman"), David Schonberger ("Schonberger"), and



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Anne Zahner ("Zahner"), each until recently a former executive officer of FUR, will acquire certain valuable assets (the "Purchase Assets") of the Company for a grossly inadequate price. Alternatively, in the event that the proposed transaction is implemented, plaintiff seeks to recover damages caused by the breach of fiduciary duties owed by defendants.

    2. The potential transaction contemplates the purchase by Radiant of the Purchase Assets for approximately $205 million (approximately $79.9 million in cash and approximately $125.1 million in assumed mortgage debt). The Purchase Assets are the prime assets of the Company and have been "cherry-picked" by Radiant, Friedman, Schonberger and Zahner for their benefit and to the detriment of the Class.

                                    PARTIES

    3. Plaintiff is a Florida partnership and, at all relevant times, has been the owner of FUR common stock.

    4. FUR is a corporation duly organized and existing under the laws of the State of Ohio. FUR is a real estate investment trust ("REIT") and maintains its principal executive offices at 551 Fifth Avenue, New York, New York. As of October 7, 1999, FUR had approximately 42.46 million shares of common stock outstanding and hundreds of stockholders of record. FUR stock trades on the New York Stock Exchange.

    5. Radiant is a limited liability corporation and the adviser to FUR.

    6. Defendant Friedman was, until June 1, 2000, Chief Executive Officer, President, and now a Trustee of FUR. On June 1, 2000, Friedman terminated his employment with FUR in accordance with his existing agreement and received a $1,001,000 severance payment.


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    7.  Defendant Schonberger was, until June 1, 2000, Executive Vice President of FUR. On June 1, 2000, Schonberger terminated his employment with FUR in accordance with his existing agreement and received a $630,000.00 severance payment.

    8. Defendant Zahner was, until June 1, 2000, Executive Vice President of FUR. on June 1, 2000, Zahner terminated her employment with FUR in accordance with her existing agreement and received a $630,000 severance payment.

    9. Defendants William A. Ackman, Daniel J. Altobello, David P. Berkowitz, William E. Conway, Allen H. Ford, Stephen J. Garchik, Russell R. Gifford, David
S. Klafter, William A. Scully, Daniel Shuchman, Stephen S. Snider, Mary Ann Tighe, James A. Williams are trustees of FUR.

    10. The defendants named in paragraphs 5 through 8 are hereinafter referred to as the "Individual Defendants."

    11. Because of their positions first as officers /directors, and then as owners of the adviser to FUR, the Individual Defendants owe fiduciary duties of loyalty and due care to plaintiff and the other members of the Class.

    12. Each defendant herein is sued individually as a conspirator, as well as in his/her capacity as an officer or trustee of the Company, or as an owner of Radiant, and the liability of each arises from the fact that each defendant has engaged in all or part of the unlawful acts, plans, schemes, or transactions complained of herein.


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                            CLASS ACTION ALLEGATIONS

    13. Plaintiff brings this action in his own behalf and as a class action, pursuant to Section 901 of the Civil Practice Law and Rules, on behalf of all shareholders of the Company, except defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants, or any of the Company's principal shareholders, who will be threatened with injury arising from defendants' actions as described more fully below.

    14. This action is properly maintainable as a class action.

    15. The Class is so numerous that joinder of all members is impracticable. The Company has approximately 42.46 million shares of common stock. There are hundreds of record and beneficial stockholders.

    16. There are questions of law and fact common to the Class including, inter alia, whether:

        a. defendants have breached and will continue to breach their fiduciary and other common law duties owed by them to plaintiff and the members of the Class; and

        b. plaintiff and the other members of the Class would be irreparably damaged by the transaction complained of herein.

    17. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff's claims are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Plaintiff is an adequate representative of the Class.


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    18. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

    19. Defendants have acted, or refused to act, on grounds generally applicable to, and causing injury to, the Class and, therefore, preliminary and final injunctive relief on behalf of the Class as a whole is appropriate.

                            SUBSTANTIVE ALLEGATIONS

    20. By the acts, transactions, and courses of conduct alleged herein, defendants, individually and as part of a common plan and scheme and/or aiding and abetting one another in total disregard of their fiduciary duties, are attempting to deprive plaintiff and the Class unfairly of the opportunity to maximize the value of their investment in FUR.

    21. On June 1, 2000, defendants Friedman, Schonberger and Zahner terminated their employment with FUR, receiving severance payments of $1,001,000, $630,000 and $630,000, respectively.

    22. As a result of these terminations, the previously announced asset management agreement ("Agreement") between FUR and Radiant (which is owned and controlled by Friedman, Schonberger and Zahner) became effective and FUR became an externally managed REIT.


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    23. As a result of the Agreement, Radiant became responsible for administering and overseeing the business and financial affairs of FUR and its affiliates and was to hire all FUR's remaining personnel, other than its Chief Financial officer, who will continue to be employed by FUR.

    24. Under the Agreement, Radiant was to receive a monthly fee of $125,000 for its services.

    25. On June 21, 2000, FUR and Radiant announced the proposed transaction, pursuant to which Radiant, based on the knowledge previously acquired by Friedman, Schonberger and Zahner, would cherry-pick certain of the Company's assets at a price beneficial to them.

    26. In light of what has publicly been disclosed about Friedman, Schonberger and Zahner's termination payments and new adviser relationship with FUR, Radiant's proposal is grossly unfair, inadequate, and provides value to FUR' stockholders substantially below the fair or inherent value of the Company. The intrinsic value of the Purchase Assets is materially greater than the consideration contemplated by the proposed offer price.

    27. The proposed transaction is wrong, unfair, harmful to FUR public shareholders, wholly inadequate, and will deny Class members their right to share proportionately in the true value of the Purchase Assets.

    28. The proposed transaction is not the result of arm's-length negotiations but was fixed arbitrarily by the parties as part of its unlawful plan and scheme to permit Radiant to acquire the Purchase Assets at the lowest possible price.


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    29. Defendants have violated fiduciary and other common law duties owed to plaintiff and the other members of the Class in that they have not and are not exercising independent business judgment, and have acted and are acting to the detriment of the Class.

    30. As a result of defendants' actions, plaintiff and the Class have been and will be damaged by the breaches of fiduciary duty and, therefore, plaintiff and the Class will not receive the fair value of the Purchase Assets.

    31. Unless enjoined by this Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the Class, and will succeed in their plan to exclude plaintiff and the Class from the fair proportionate share of the Purchase Assets, to the irreparable harm of the Class.

    32. Plaintiff and the Class have no adequate remedy of law.

                                  JURY DEMAND

    Plaintiff hereby demands a jury trial.

                                PRAYER FOR RELIEF

    WHEREFORE, plaintiff prays for judgment and relief as follows:

       a. declaring that this lawsuit is properly maintainable as a class action and certifying plaintiff as representative of the Class;

       b. declaring that defendants and each of them have committed a gross abuse of trust and have breached their fiduciary duties to plaintiff and the other members of the Class;


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       c. preliminarily and permanently enjoining defendants and their counsel, agents, employees, and all persons acting under, in concert with, or for them, from proceeding with or implementing the transaction proposed by Radiant;

       d. In the event the transaction is consummated, rescinding it and setting it aside;

       e. awarding compensatory damages against defendants, jointly and severally, in an amount to be determined at trial, together with prejudgment interest at the maximum rate allowable by law;

       f. awarding plaintiff and the Class their costs and disbursements and reasonable allowances for plaintiff's counsel and experts' fees and expenses; and

       g. granting such other and further relief as may be just and proper.
Dated: June 22, 2000

                                            Respectfully submitted,

                                            WECHSLER HARWOOD
                                            HALEBIAN & FEFFER LLP

                                        By:/s/Robert I.Harwood
                                           --------------------------
                                             Robert I. Harwood
                                             488 Madison Avenue
                                             New York, NY 10022
                                             (212) 935-7400

                                             Attorneys for Plaintiff


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